SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – July 22, 2009

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Investment and Royalty Agreement

On July 22, 2009, Columbia Laboratories, Inc. (“Columbia” or the “Company”) and PharmaBio Development, Inc., an affiliate of Quintiles Transnational Corp. (“PharmaBio”), entered into the second amendment (the “Second Amendment”) to their Investment and Royalty Agreement dated March 5, 2003 (the “Striant Agreement”).

Under the Striant Agreement, PharmaBio agreed to pay $15.0 million to Columbia in exchange for a 9% royalty on net sales of STRIANT® (testosterone buccal system) in the U.S. for seven years. The royalty payments are subject to an aggregate minimum payment of $30.0 million. As of March 31, 2009, Columbia had paid $13.3 million in royalties to PharmaBio under the Striant Agreement. The balance of the minimum royalty payment, due November 30, 2010, is estimated to be approximately $16.4 million.

In the Second Amendment Columbia and PharmaBio have agreed that, when the minimum royalty payment is due, Columbia may, in its sole discretion, either pay the balance due under the Striant Agreement or issue to PharmaBio a secured promissory note for that balance. In consideration for the right to issue the secured promissory note, Columbia has (a) agreed that during the period from July 22, 2009 through November 30, 2010, the Company will escrow any proceeds from sales of assets outside the ordinary course of business in excess of $15.0 million but not exceeding the difference between the amount of royalties actually received by PharmaBio under the Striant Agreement and $30.0 million, and (b) granted PharmaBio a warrant to purchase 900,000 shares of Columbia’s common stock. In further consideration for the right to issue the secured promissory note, Columbia has agreed that if it issues the secured promissory note on November 30, 2010, the Company will also on that date grant PharmaBio a warrant to purchase 900,000 shares of Columbia’s common stock.

Secured Promissory Note

The form of secured promissory note is attached as Exhibit A to the Second Amendment which is filed as Exhibit 10.1, hereto. If Columbia issues the secured promissory note, it would bear interest quarterly in arrears at the rate of 10% per annum, be due on November 30, 2011, be secured by Columbia’s assets, and contain customary representations, warranties, and events of default.

Warrants

The form of warrant is attached as Exhibit B to the Second Amendment and is filed as Exhibit 4.1, hereto. Each warrant is exercisable beginning on November 30, 2010 and expires on the date 5 years from its issue date. The warrants are exercisable at $1.15 per share, permit cashless exercise, and provide piggyback registration rights.

The foregoing is a summary of the terms of the Second Amendment, the secured promissory note and warrants and does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment and Form of Warrant which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Item 3.02           Unregistered Sales of Equity Securities.

A description of the issuance of the warrants and the terms thereof set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  Exemption from the registration provisions of the Securities Act of 1933 for issuance of the warrants is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transaction did not involve any public offering and the purchaser had access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were or will be issued with restricted securities legends.

Item 8.01                      Other Events.

On July 23, 2009, the Company issued a press release entitled “Columbia Laboratories and PharmaBio Agree to One Year Extension of Final Payment Under STRIANT® Financing Agreement.” A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Second Amendment to Investment and Royalty Agreement by and between Columbia Laboratories, Inc. and PharmaBio Development, Inc., dated July 22, 2009
99.1	Press Release dated July 23, 2009, entitled “Columbia Laboratories and PharmaBio Agree to One Year Extension of Final Payment Under STRIANT® Financing Agreement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2009

COLUMBIA LABORATORIES, INC.

By: /S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President,
Chief Financial Officer,
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant
10.1	Second Amendment to Investment and Royalty Agreement by and between Columbia Laboratories, Inc. and PharmaBio Development, Inc., dated July 22, 2009
99.1	Press Release dated July 23, 2009, entitled “Columbia Laboratories and PharmaBio Agree to One Year Extension of Final Payment Under STRIANT® Financing Agreement.”